As filed with the Securities and Exchange Commission on November 25, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	98-1133710 (I.R.S. Employer Identification No.)

94C Innovation Drive, Milton Park

Abingdon OX14 4RZ, United Kingdom
+44 (0)1235 442780

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Peter Wrighton-Smith, Ph.D.

Chief Executive Officer

Oxford Immunotec Global PLC

94C Innovation Drive

Milton Park, Abingdon

OX14 4RZ

United Kingdom

Tel: +44 (0)1235 442780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Elizabeth M. Keiley Oxford Immunotec Global PLC 700 Nickerson Road, Suite 200 Marlborough, MA 01752 Telephone: (508) 481-4648	Keir D. Gumbs Covington & Burling LLP 1201 Pennsylvania Ave. NW Washington, DC 20002 Telephone: (202) 662-5500

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Large Accelerated Filer	☐ Accelerated Filer
☒ Non-Accelerated Filer (Do not check if a smaller reporting company)	☐ Smaller Reporting Company (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Ordinary Shares, nominal value £0.006705	—	—	—
Preferred ordinary shares	—	—	—
Debt Securities(4)	—	—	—
Depositary Shares	—	—	—
Warrants	—	—	—
Units (5)	—	—	—
Total (6)	$125,000,000	$125,000,000	$14,525

(1)

An indeterminate number of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $125,000,000. If any securities are issued in an amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering. The securities registered hereunder also include an indeterminate number of each class of securities as may be issued upon the conversion, exercise or exchange, as applicable, of preferred ordinary shares, debt securities, depositary shares, warrants, subscription rights or units registered hereunder, or pursuant to the anti-dilution provisions of any such securities.

Pursuant to Rule 416 under the Securities Act of 1933, or Securities Act, the shares being registered hereunder include such indeterminate number of shares of ordinary shares and preferred ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)

The proposed maximum per unit and aggregate offering prices for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)

If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $125,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(5)	Each unit will represent an interest in two or more other securities registered hereunder, which may or may not be separable from one another.
(6)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $125,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated November 25, 2014

PROSPECTUS

OXFORD IMMUNOTEC GLOBAL PLC

$125,000,000

By this prospectus, Oxford Immunotec Global PLC may offer, from time to time:

•	ordinary shares	•	depositary shares
•	preferred ordinary shares	•	warrants
•	debt securities	•	units

Oxford Immunotec may offer and sell from time to time, in one or more series or issuances and on terms that Oxford Immunotec will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $125,000,000.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with the specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the securities offered hereby.

We may offer and sell these securities in the same offering or in separate offerings, to or through underwriters, dealers, and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “OXFD.” On November 21, 2014, the last reported sales price per share of our ordinary shares on The NASDAQ Global Market was $12.15. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our ordinary shares on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES RISKS. PLEASE SEE “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS. IN ADDITION, PLEASE REVIEW ANY ADDITIONAL RISK FACTORS IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS WE INCORPORATE BY REFERENCE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $125,000,000, as described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add to, change or update other information contained in this prospectus. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference herein is accurate only as of the date of the applicable document, regardless of the time of delivery of this prospectus or any sale of securities. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement or in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

Unless the context requires otherwise, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Oxford Immunotec Global PLC and its consolidated subsidiaries, including Oxford Immunotec Limited.

ABOUT THE COMPANY

The Company is a global, commercial-stage diagnostics company committed to improving patient care by providing advanced, innovative tests in the field of immunology. The Company’s proprietary T-SPOT® technology platform allows it to measure the responses of specific immune cells (T cells) to inform the diagnosis, prognosis and monitoring of patients with immunologically controlled diseases. Substantially all of the Company’s revenue is currently derived from the sale of its T-SPOT.TB test, which is sold in two formats: an in vitro diagnostic kit format (allowing customers to perform the test at their own institutions), and a service format (in which the Company performs the test on samples sent by customers to the Company’s own laboratory facilities). The Company sells its T-SPOT.TB test through a direct sales force in the United States, certain European countries and Japan. The Company sells through distributors in other parts of the world.

Our ordinary shares are listed on The NASDAQ Global Market under the symbol “OXFD.” On November 21, 2014, the last reported sales price per share of our ordinary shares on The NASDAQ Global Market was $12.15. We will provide information in any applicable prospectus supplement regarding any listing of securities other than our ordinary shares on any securities exchange.

Corporate information

Oxford Immunotec Global PLC was incorporated in England and Wales in 2013. Our registered office is located at 94C Innovation Drive, Milton Park, Abingdon, OX14 4RZ, United Kingdom, and our telephone number is +44 (0) 1235 442 780. Our corporate website is www.oxfordimmunotec.com. The information available on or accessible through our website is not part of this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

We use “T-SPOT®,” “T-Cell Xtend®,” “Oxford Diagnostic Laboratories®,” “ODL®,” the Oxford Immunotec logo, our laboratory logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein contain “forward-looking statements” as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements do not relate strictly to historical or current facts and anticipate results based on management’s plans that are subject to uncertainty. Forward-looking statements may be identified by the use of words like “plans,” “expects,” “will,” “anticipates,” “estimates” and other words of similar meaning in conjunction with, among other things, discussions of future operations, financial performance, our strategy for growth, product development, regulatory approval, market position and expenditures.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “would,” “could,” “should,” “intend,” “plan,” “contemplate,” “expect,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “target,” “potential,” “continue,” and “ongoing” and other comparable expressions intended to identify statements about the future, although not all forward-looking statements contain these identifying words. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to differ materially from those discussed in these forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain and that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to:

●	our history of losses, our ability to achieve or sustain profitability and our ability to manage our growth;
●	our ability to further develop, commercialize and achieve market acceptance of our current and future products;
●	continued demand for diagnostic products for tuberculosis and the development of new market opportunities;
●	our ability to compete successfully and to maintain and expand our sales network;
●	decisions by insurers and other third party payors with respect to coverage and reimbursements;
●	our dependence on certain of our customers, suppliers and service providers;
●	disruptions to our business, including disruptions at our laboratories and manufacturing facilities;
●	our ability to effectively use our current financial resources and our ability to obtain additional capital resources;
●	the integrity and uninterrupted operation of our information technology and storage systems;
●	the impact of currency fluctuations on our business;
●	our ability to make successful acquisitions or investments and to manage the integration of such acquisitions or investments;
●	our ability to retain key members of our management;
●	the impact of taxes on our business, including our ability to use net operating losses;
●	the impact of legislative and regulatory developments, including healthcare reform, on our business;
●	the impact of product liability, intellectual property and commercial litigation on our business;
●	our ability to comply with SEC reporting, antifraud, anti-corruption, environmental, health and safety laws and regulations;
●	our ability to maintain our license to sell our products around the world, including in countries such as China;
●	our ability to protect and enforce our intellectual property rights;
●	our status as an emerging growth company and as an English company listing ordinary shares in the United States;
●	the volatility of our share price, substantial future sales of our shares and the fact that we do not pay dividends; and
●	the impact of anti-takeover provisions under English law and our articles of association.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Further, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this prospectus represent our views only as of the date of this prospectus. Subsequent events and developments may cause our views to change. While we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to publicly update any forward-looking statements, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. You should refer to Part I, Item 1A, “Risk Factors” in our 2013 Annual Report on Form 10-K for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, before deciding whether to invest in our securities. You should also carefully consider the other information included in this prospectus, any accompanying prospectus supplement and other information incorporated by reference herein and therein. If any of the risks described in these documents actually occur, our business, prospects, operating results and financial condition could be materially and adversely affected, which could result in a partial or complete loss of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. This prospectus is qualified in its entirety by these risk factors.

USE OF PROCEEDS

Unless the prospectus supplement indicates otherwise, the net proceeds to be received by us from sales of the securities offered by this prospectus may be used for general corporate purposes, including working capital, repayment and refinancing of borrowings, acquisitions and other capital expenditures. The timing and amount of our actual expenditures will be based on many factors; therefore, unless otherwise indicated in a prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement. Pending application of the net proceeds as described, we may initially invest the net proceeds of the offerings in short term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges represents our historical ratio and is calculated on a total enterprise basis. The ratio is computed by dividing the sum of earnings before provision for taxes on income and fixed charges excluding capitalized interest, net of amortization, by fixed charges. Fixed charges represent interest expense (before interest is capitalized), amortization of debt discount and an appropriate interest factor on operating leases. Our earnings are inadequate to cover fixed charges. The following table sets forth the dollar amount of the coverage deficiency for the indicated periods:

($ in thousands)	2009	2010	2011	2012	2013	Nine Months Ended September 30, 2014
Ratio of earnings to fixed charges	—	—	—	—	—	—
Deficiency of earnings to cover fixed charges	$(13,349)	$(11,993)	$(13,223)	$(15,034)	$(8,572)	$(15,403)

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends, if any, will be made at the discretion of our Board of Directors and will depend on then existing conditions, including our results of operations, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant. Under English law, we may pay dividends only out of our accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less our accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries, including Oxford Immunotec Limited.

DESCRIPTION OF SHARE CAPITAL

The following summary describes our share capital, the material provisions of our articles of association, and applicable provisions of the U.K. Companies Act 2006 (the “Companies Act 2006”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our articles of association, a copy of which has been previously filed.

DESCRIPTION OF ORDINARY SHARES

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, ordinary shares, nominal value £0.006705 per share, as set forth in the applicable prospectus supplement. The following description of our share capital is intended as a summary only and is qualified in its entirety by reference to our articles of association, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Companies Act 2006.

Authorized and outstanding shares. In accordance with the Companies Act 2006, our Board of Directors is authorized by our shareholders to issue and allot up to 40,103,528 ordinary shares (our authorized share capital), nominal value £0.006705 per share. As of October 31, 2014, we had issued and outstanding 17,611,348 of our ordinary shares, held by 9 shareholders of record;

Dividend rights. Holders of outstanding ordinary shares are entitled to receive dividends out of assets legally available at the times and in the amounts as our Board of Directors may determine from time to time. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend shall be forfeited and shall revert to us. In addition, the payment by our Board of Directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof.

Voting rights. Each outstanding ordinary share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of ordinary shares have no cumulative voting rights. None of our shareholders are entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid.

Preemptive rights. There are no rights of preemption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act 2006 in respect of the allotment of new shares. These statutory pre-emption rights would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders.

Conversion or redemption rights. Our ordinary shares will be neither convertible nor redeemable.

Liquidation rights. Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred ordinary shares then outstanding.

Variation of rights. The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated by a special resolution passed at a general meeting of the shareholders of that class.

Capital calls. Our Board of Directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 days’ notice provided by our Board of Directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of our Board of Directors.

Transfer of shares. Our share register is maintained by our transfer agent, Computershare Trust Company, N.A. Registration in this share register is determinative of share ownership. A shareholder who holds our shares through The Depository Trust Company (“DTC”) is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in our official share register, as the depositary or other nominee will remain the record holder of such shares. The directors may decline to register a transfer of a share that is:

•	not fully paid or on which we have a lien;

•	not lodged duly stamped at our registered office or at such other place as the directors may appoint, except where uncertificated shares are transferred without a written instrument;

•

not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer, except where a certificate has not been issued;

•	in respect of more than one class of share; or

•	in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Limitations on ownership. Under English law and our articles of association, there are no limitations on the right of nonresidents of the United Kingdom or owners who are not citizens of the United Kingdom to hold or vote our ordinary shares.

Listing. Our ordinary shares are listed on The NASDAQ Global Market under the symbol “OXFD.”

Articles of association and English law considerations

Directors

Number. Unless and until we in a general meeting of our shareholders otherwise determine, the number of directors shall not be more than ten and shall not be less than two.

Borrowing powers. Under our directors’ general power to manage our business, our directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Directors’ interests and restrictions.

(a) Our Board of Directors may, in accordance with our articles of association and the requirements of the Companies Act 2006, authorize a matter proposed to us that would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act 2006 to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to the Company for any remuneration or other benefit that he or she derives from a relationship involving a conflict of interest or possible conflict of interest which has been authorized by our Board of Directors.

(b) Provided that he or she has disclosed to the directors the nature and extent of any material interest, a director may be a party to, or otherwise interested in, any transaction, contract or arrangement with us and he or she may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested and that director shall not, by reason of his or her office, be accountable to the Company for any benefit that he or she derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; and no such transaction or arrangement shall be required to be avoided because of any such interest or benefit.

(c) A director shall not vote at a meeting of the directors in respect of any contract or arrangement or any other proposal whatsoever in which he or she has an interest that (together with any person connected with him or her within the meaning of section 252 of the Companies Act 2006) is to his or her knowledge a material interest, other than (i) an interest in shares or debentures or other securities of the Company, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution, or (iii) in the circumstances set out in paragraph (d) below, and shall not be counted in the quorum at a meeting with respect to any resolution on which he or she is not entitled to vote.

(d) A director shall (in the absence of some material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

(i) the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her at the request of or for the benefit of us or any of our subsidiaries;

(ii) the giving of any guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which he or she has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii) any proposal concerning an offer of shares or debentures or other securities of or by us or any of our subsidiaries for subscription or purchase or exchange in which offer he or she is or will be interested as a participant in the underwriting or sub-underwriting of such offer;

(iv) any proposal concerning any other company in which he or she is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he or she (together with persons connected with him or her) does not to his or her knowledge hold an interest in shares representing one percent or more of the issued shares of any class of such company (or of any third company through which his or her interest is derived) or of the voting rights available to shareholders of the relevant company;

(v) any proposal concerning the adoption, modification or operation of a pension, superannuation fund or retirement, death or disability benefits scheme or an employees’ share scheme under which he or she may benefit and which relates to our employees and/or directors and does not accord to such director any privilege or benefit not generally accorded to the persons to whom such scheme relates;

(vi) any proposal under which he or she may benefit concerning the giving of indemnities to our directors or other officers which the directors are empowered to give under our articles of association;

(vii) any proposal concerning a subscription, or an agreement to subscribe, for our shares or other securities or shares or other securities of any of our subsidiaries, or to underwrite, sub-underwrite or guarantee an offer of any such shares or securities by us or any of our subsidiaries for subscription, purchase or exchange;

(viii) any proposal under which he or she may benefit concerning the purchase, funding and/or maintenance of insurance for any of our directors or other officers that the directors are empowered to purchase, fund or maintain under our articles of association; and

(ix) any proposal under which he or she may benefit concerning the provision to directors of funds to meet expenditures in defending proceedings.

(e) Where proposals are under consideration to appoint two or more directors to offices or employments with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not prohibited from voting under paragraph (d)(iv) above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

(f) If any question shall arise at any meeting as to the materiality of a director’s interest or as to the entitlement of any director to vote and such question is not resolved by his agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting (or, where the interest concerns the chairman, to the deputy chairman of the meeting) and his or her ruling in relation to any director shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been disclosed fairly.

Remuneration.

(a) Each of the directors may (in addition to any amounts payable under paragraph (b) and (c) below or under any other provision of our articles of association) be paid out of the funds of our company such fees as the directors may from time to time determine.

(b) Any director who is appointed to hold any employment or executive office with us or who, at our request, goes or resides abroad for any of our purposes or who otherwise performs services that in the opinion of the directors are outside the scope of his or her ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the directors (or any duly authorized committee of the directors) may determine either in addition to or in lieu of any other remuneration.

(c) Each director may be paid his or her reasonable travelling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting that as a director he or she is entitled to attend and shall be paid all expenses properly and reasonably incurred by him or her in the conduct of our company’s business or in the discharge of his or her duties as a director.

Pensions and other benefits. The directors may exercise all the powers of our company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, our company or any company that is or has been a subsidiary of our company or a predecessor of the business of our company or of any such subsidiary and for the families and persons who are or was a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

Appointment and retirement of directors

(a)     The directors shall have power to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director so long as the total number of directors shall not exceed the maximum number (if any) fixed by our company in a general meeting. Any director so appointed shall retire from office at our annual general meeting following such appointment. Any director so retiring shall be eligible for re-election.

(b)     Our shareholders may by ordinary resolution elect any person who is willing to act as a director either to fill a vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association so long as the total number of directors does not at any time exceed the maximum number (if any) fixed by our company in a general meeting.

(c)     At each annual general meeting a minimum number equal to one-third of the number of those directors who are not due to retire at the annual general meeting under sub-paragraph (a) above (referred to for the purposes of this section as “relevant directors”) (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office. Directors retiring under paragraph (e) below shall be counted as part of this minimum number.

(d)     The directors to retire by rotation pursuant to paragraph (c) above shall include (so far as necessary to obtain the minimum number required and after taking into account the directors to retire under paragraph (e) below) any relevant director who wishes to retire and not be re-elected. Any further directors to retire shall be those of the other relevant directors who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

(e)     In any event, each director shall retire and shall (unless his or her terms of appointment with our company specify otherwise) be eligible for re-election at the annual general meeting held in the third calendar year (or such earlier calendar year as may be specified for this purpose in his terms of appointment with our company) following his last appointment, election or re-election at any general meeting of our company.

(f)     At the meeting at which a director retires under any provision of our articles of association, our shareholders may by ordinary resolution fill the vacated office by appointing a person to it, and in default the retiring director shall be deemed to have been re-appointed except where:

(i)	that director has given notice to us that he or she is unwilling to be elected; or

(ii)	at such meeting it is expressly resolved not to fill such vacated office or a resolution for the reappointment of such director shall have been put to the meeting and not passed.

(g)     In the event of the vacancy not being filled at such meeting, it may be filled by the directors as a vacancy in accordance with sub-paragraph (a) above.

(h)     The retirement of a director pursuant to paragraphs (c), (d) and (e) shall not have effect until the conclusion of the relevant meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his re-election is put to the meeting and not passed and accordingly a retiring director who is re-elected or deemed to have been re-elected will continue in office without break.

Indemnity of officers. Each of our directors and certain other officers are entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.

Shareholders meetings

Annual general meetings. Each year, we will hold a general meeting of our shareholders in addition to any other meetings in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held at such time and place as the directors may appoint.

Quorum of meetings. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. A quorum is present where members or representatives (in the case of a corporate member) holding one-third of our outstanding share capital are present in person or by proxy.

Other English law considerations

Mandatory purchases and acquisitions. Pursuant to sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the shares to which the offer relates, the offeror may give notice to the holder of any shares to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the general offer.

Disclosure of interest in shares. Pursuant to Part 22 of the Companies Act 2006 and our articles of association, we are empowered by notice in writing to require any person whom we know to be, or have reasonable cause to believe to be, interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us the details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares. Under our articles of association, if a person defaults in supplying us with the required details in relation to the shares in question, or Default Shares, a court may order that:

•	in respect of the Default Shares, the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings; and/or

•

where the Default Shares represent at least 0.25% of their class, (a) any dividend or other money payable in respect of the Default Shares shall be retained by us without liability to pay interest, and/or (b) no transfers by the relevant person of shares other than approved transfers may be registered (unless such person is not in default and the transfer does not relate to Default Shares), and/or (c) any shares held by the relevant person in uncertificated form shall be converted into certificated form.

Purchase of own shares.    Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A public limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because The NASDAQ Global Market is not a “recognized investment exchange” under the Companies Act 2006, we may purchase our own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of our ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

A share buy-back by us of our ordinary shares will give rise to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration payable by us, and such stamp duty will be paid by us.

DESCRIPTION OF PREFERRED ORDINARY SHARES

Our Board of Directors may, from time to time, following an ordinary resolution of the ordinary shareholders granting authority to the directors to allot shares and special resolution of the ordinary shareholders to amend the articles of association (and disapply pre-emption rights, if not already disapplied), direct the issuance of preferred ordinary shares in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the ordinary shares. Satisfaction of any dividend preferences of outstanding preferred ordinary shares would reduce the amount of funds available for the payment of dividends on ordinary shares. Holders of preferred ordinary shares may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of ordinary shares. The rights, preferences, privileges and restrictions of any series of preferred ordinary shares will be described in the applicable prospectus supplement. As of the date of this prospectus, no shares of preferred ordinary shares are outstanding and we have no present intention to issue any preferred ordinary shares.

The issuance of preferred ordinary shares will affect, and may adversely affect, the rights of holders of ordinary shares. It is not possible to state the actual effect of the issuance of any preferred ordinary shares on the rights of holders of ordinary shares until our Board of Directors determines the specific rights, preferences and privileges attached to that series of preferred ordinary shares. The effects of issuing preferred ordinary shares could include one or more of the following:

•	restricting dividends on the ordinary shares;

•	diluting the voting power of the ordinary shares;

•	impairing the liquidation rights of the ordinary shares; or

•	delaying or preventing changes in control or management of our company.

The applicable prospectus supplement will specify the terms of the series of preferred ordinary shares being offered, including the following:

•	the number of preferred ordinary shares being offered;

•	the designation of the series of preferred ordinary shares;

•	the per share purchase price of the preferred ordinary shares;

•	the dividend rate or method of determining the dividend rate, if any, including whether the dividend rate is fixed or variable;

•	the date or dates on which dividends will accrue and the dividend payment dates;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will accrue;

•

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of preferred ordinary shares for any other class or classes of our securities, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights of the preferred ordinary shares;

•	any exchange on which the preferred ordinary shares will be listed;

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

•	the material United States federal income tax consequences relating to the purchase and ownership of the series of preferred ordinary shares that is described in the prospectus supplement.

Preferred ordinary shares will be fully paid and nonassessable upon issuance.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred ordinary shares will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to our ordinary shares and to any series of preferred ordinary shares which specifically provides that it will rank junior to the preferred ordinary shares being offered, (ii) junior to any series of preferred ordinary shares which specifically provides that it will rank senior to the preferred ordinary shares being offered and (iii) on parity with any other series of preferred ordinary shares.

Dividend Rights

Holders of preferred ordinary shares will have the dividend rights set forth in the applicable prospectus supplement. Dividends on any series of preferred ordinary shares, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. Any restriction on the repurchase or redemption of shares of preferred ordinary shares while dividends on such shares are in arrears shall be set forth in the applicable prospectus supplement.

Transfer Agent and Registrar

We will appoint a transfer agent and registrar for the preferred ordinary shares that will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, separately or together with other securities, debt securities, as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. Therefore, you should carefully consider the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the maturity date or dates;

•	the interest rate or rates, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place or places where payments of principal and interest may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated debt securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due, will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any entity, unless:

•	the successor entity assumes our obligations on the debt securities and under the applicable indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the following will be events of default for any series of debt securities under the indentures:

•	fail to pay any interest on any debt security of that series when it becomes due and we subsequently fail to pay such interest for 30 days;

•	we fail to pay principal of or any premium on any debt security of that series when due;

•	we fail to deposit any sinking fund payment when due;

•	we fail to perform any other covenant in the applicable indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

•	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable without any declaration or other action on the part of the trustee or any holder. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

(4)

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities, including provisions relating to the release or substitution of collateral;

•	providing for guaranties of, or additional obligors on, the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all of the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros;

•

direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not call able or redeemable at the option of the issuer thereof;

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof; or

•

any depository receipt issued by a bank as custodian with respect to any obligation specified in the first two bullet points and held by such bank for the account of the holder of such deposit any receipt, or with respect to any such obligation which is so specified and held.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, English law.

No Personal Liability of Directors, Officers, Employees and Shareholders

No incorporator, shareholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, of all senior debt, including any senior debt securities, in cash or other payment satisfactory to the holders of senior debt.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•

a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•

a nonpayment default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist; and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless at least 365 days have elapsed from the initial effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

o	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

o	as lessee under other leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•

all obligations of the type referred to in the above clauses of another person and all dividends of another person, the payment of which, in either case, we have assumed or guaranteed, of for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•

renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, and all fees and other amounts payable in connection with, our indebtedness. Senior debt shall not include:

•

any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries.

“Subsidiary” means an entity more than 50% of the outstanding voting share of which is owned, directly or indirectly, by us or by one or more or our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting shares” means shares or other similar interests to us which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of shares or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of ordinary shares or preferred ordinary shares, rather than single ordinary shares or preferred ordinary shares (to be set forth in the prospectus supplement relating to such depositary shares). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The ordinary shares or any class or series of preferred ordinary shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of an ordinary share or preferred ordinary shares represented by such depositary share, to all the rights and preferences of the ordinary shares or preferred ordinary shares represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional ordinary shares or the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue, separately or together with other securities, warrants to purchase ordinary shares. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants as well as the form of warrant agreement and the terms of the applicable underlying securities. Therefore, you should carefully consider the actual provisions of these documents.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of securities purchasable upon the exercise of warrants to purchase such shares and the price at which such number of securities may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the securities purchasable upon exercise of warrants;

•	the date(s) on which the right to exercise the warrants will commence and the date(s) on which the right will expire;

•	United States federal income tax consequences applicable to the warrants;

•	provision for changes to or adjustments in the exercise price;

•	the terms of any anti-dilution or other adjustment provisions;

•	the terms of any mandatory or optional call provisions;

•	if applicable, the date on and after which the warrants and the ordinary shares, preferred ordinary shares or debt securities underlying the warrants will be separately transferable;

•	information with respect to book entry procedures;

•	the identity of the warrant agent; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of the Company.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	prices related to the prevailing market price; or
●	negotiated prices.

Each time that we sell securities pursuant to this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the following information:

●	the terms of the offering;
●	the names of any underwriters, dealers or agents;
●	the name or names of any managing underwriter or underwriters;
●	the purchase price of the securities;
●	the net proceeds from the sale of the securities;
●	any underwriting discounts, concessions, commissions or agency fees and other items constituting underwriters’, dealers’ or agents’ compensation;
●	any delayed delivery arrangements; and
●	estimated offering expenses.

We may grant to the underwriters options to purchase additional securities, at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.

We may issue to our existing security holders, through a dividend or similar distribution, subscription rights to purchase our ordinary shares or preferred ordinary shares, which may or may not be transferable. In any distribution of subscription rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. The applicable prospectus supplement will describe the specific terms of any offering of our ordinary shares or preferred ordinary shares through the issuance of subscription rights, including, if applicable, the material terms of any standby underwriting or purchase arrangement.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the underwriters and the terms of the transaction, including any underwriting discounts or commissions.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction, including any discounts or commissions received.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters, dealers or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, all preferred ordinary shares, debt securities, depositary shares, warrants, subscription rights and units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for the ordinary shares, which are listed on The NASDAQ Global Market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or retarding a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive customary compensation.

EXPERTS

The consolidated financial statements of Oxford Immunotec Global PLC appearing in Oxford Immunotec's Annual Report (Form 10-K) for the year ended December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Covington & Burling LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of us. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically.

We also make available free of charge on our corporate website at www.oxfordimmunotec.com (in the “Investors” section) copies of materials we file with, or furnish to, the SEC. By referring to our corporate website, www.oxfordimmunotec.com, we do not incorporate any such website or its contents into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, which are considered to be a part of this prospectus:

●

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 27, 2014 (including the portions of our Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2014, incorporated by reference therein);

●	Our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed on May 7, 2014, August 6, 2014 and November 5, 2014, respectively;

●

Our Current Reports on Form 8-K filed on March 6, 2014, April 3, 2014, June 18, 2014 and August 5, 2014 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

●

The description of our share capital contained in Amendment No. 5 to our registration statement on Form S-1, filed with the SEC on November 8, 2013, and any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Oxford Immunotec Global PLC

Attn: Investor Relations

700 Nickerson Road, Suite 200

Marlborough, MA 01752

(508) 481-4648

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

The following is a statement setting forth the estimated expenses of the Company in connection with the offering described in this registration statement.

Amount to be paid
SEC registration fee	$14,525
Printing expenses	(1)
Legal fees	(1)
Accounting fees	(1)
Miscellaneous	(1)
Total	$(1)

(1)	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15. Indemnification of Directors and Officers

Our articles of association provide that, subject to the Companies Act 2006, we shall indemnify, out of our assets, any director of the Company or any associated company against all losses, liabilities and expenditures which he or she may sustain or incur in the execution of the duties of his or her office or otherwise in relation thereto.

The relevant provisions under the Companies Act 2006 are Sections 205, 206, 232, 233, 234, 235, 236, 237, 238 and 1157.

Section 205 provides that a company can provide a director with the funds to meet expenditures incurred or to be incurred in defending any criminal or civil proceedings or in connection with any application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or section 1157 (described below). Such financial assistance must be repaid if the director is convicted, judgment is found against such director or the court refuses to grant the relief on the application.

Section 206 provides that a company can provide a director with the funds to meet expenditures incurred or to be incurred by him or her in defending in an investigation by a regulatory authority, or against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the company or an associated company.

Section 232 provides that any provision to exempt to any extent a director from liability from negligence, default, breach of duty or trust by him or her in relation to the company is void. Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of the company or an associated company against any such liability is also void unless it is a qualifying third party indemnity provision.

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Pursuant to Section 234, an indemnity is a qualifying third party indemnity as long as it does not provide: (i) any indemnity against any liability incurred by the director to the company or to any associated company; (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he or she is convicted, civil proceedings brought by the company or an associated company in which judgment is given against such director or where the court refuses to grant such director relief under an application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or its power under section 1157 (described below).

Section 235 allows a company to provide an indemnity to a director if the company is a trustee of an occupational pension scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme.

Any indemnity provided under Section 234 or Section 235 in force for the benefit of one or more directors of the company or an associated company must be disclosed in the directors’ annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every shareholder has a right to inspect and request such copies under Section 238).

Section 1157 provides that in proceedings against an officer of a company for negligence, default, breach of duty or breach of trust, the court may relieve such officer from liability if it appears to the court that such officer may be liable but acted honestly and reasonably and that having regard to all the circumstances of the case, such officer ought fairly to be excused. Further, an officer who has reason to apprehend that a claim of negligence, default, breach of duty or breach of trust will or might be made against him or her, such officer may apply to the court for relief, and the court will have the same power to relieve such officer as it would if the proceedings had actually been brought.

A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

We have obtained and expect to continue to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities that might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of English law.

In the underwriting agreement, if any, the underwriters may agree to indemnify, under certain conditions, us, members of our Board of Directors, members of management and persons who control us within the meaning of the Securities Act, against certain liabilities.

ITEM 16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

ITEM 17. Undertakings

a)	The Company hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(l)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The Company undertakes that in a primary offering of securities of the Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

iv.	Any other communication that is an offer in the offering made by the Company to the purchaser.

b)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new securities registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)

The Company hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering

d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the Company’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this 25th day of November, 2014.

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Peter Wrighton-Smith, Ph.D.
Peter Wrighton-Smith, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Wrighton-Smith, Ph.D., Richard M. Altieri, and Elizabeth M. Keiley, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant on November 25, 2014 in the capacities indicated below.

Signature	Title	Date

/s/ Peter Wrighton-Smith, Ph.D.	Chief Executive Officer and Director	November 25, 2014
Peter Wrighton-Smith, Ph.D.	(Principal Executive Officer)

/s/ Richard M. Altieri	Chief Financial Officer	November 25, 2014
Richard M. Altieri	(Principal Financial and Accounting Officer)

/s/ Richard A. Sandberg	Chairman of the Board of Directors	November 25, 2014
Richard A. Sandberg

/s/ Stephen L. Spotts	Director	November 25, 2014
Stephen L. Spotts

/s/ Nigel A. Pitchford, Ph.D.	Director	November 25, 2014
Nigel A. Pitchford, Ph.D.

/s/ Herm Rosenman	Director	November 25, 2014
Herm Rosenman

/s/ Patricia Randall	Director	November 25, 2014
Patricia Randall

/s/ Richard M. Altieri	Authorized Representative in the United States	November 25, 2014
Richard M. Altieri

INDEX TO EXHIBITS

Exhibit number	Description of exhibit

3.1	Articles of Association of the Registrant (Filed as Exhibit 3.1 of our Current Report on Form 8-K filed June 18, 2014 and incorporated herein by reference.)

4.1	Form of Ordinary Shares Certificate (Filed as Exhibit 3.2 of Amendment No. 5 to our Registration Statement on Form S-1 (File No. 333-191737) on November 8, 2013 and incorporated herein by reference.)

4.2	Warrant to Purchase Ordinary Shares, issued to Comerica Bank (Filed as Exhibit 4.3 to our Annual Report on Form 10-K on March 27, 2014 and incorporated herein by reference.)

4.3	Warrant to Purchase Ordinary Shares, issued to Square 1 Bank (Filed as Exhibit 4.4 to our Annual Report on Form 10-K on March 27, 2014 and incorporated herein by reference.)

*4.4	Form of Certificate of Designation of Preferred Ordinary Shares.

*4.5	Form of Preferred Ordinary Share Certificate.

*4.6	Form of Indenture between Registrant and one or more trustees to be named (including form of note).

*4.7	Form of Ordinary Share Warrant Agreement and Warrant Certificate.

*4.8	Form of Preferred Ordinary Share Warrant Agreement and Warrant Certificate.

*4.9	Form of Debt Securities Warrant Agreement and Warrant Certificate.

*4.10	Form of Ordinary Share Purchase Unit or Contract Agreement.

*4.11	Form of Deposit Agreement relating to the depositary shares (including form of depositary receipt).

*4.12	Form of Unit Certificate.

5.1	Opinion of Covington & Burling LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preference Dividends

23.1	Consent of Ernst & Young LLP

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1).

24.1	Power of Attorney executed by Directors and Officers (included on signature page)

*25.1

Statement of Eligibility of Trustee on Form T-1 under the Indenture. (To be filed as an exhibit to a Current Report on Form 8-K or pursuant to Rule 305(b)(2) of the Trust Indenture Act and incorporated herein by reference).

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.